UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMPINJ, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of IMPINJ, INC. To Be Held On: June 9, 2022 at 9:00 a.m. (Pacific time) To be held virtually via live webcast at https://web.lumiagm.com/253024847 (password: impinj2022) COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 26, 2022. Please visit http://www.astproxyportal.com/ast/20867/, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. VIRTUALLY AT THE MEETING: The Company will conduct its 2022 annual meeting of stockholders in virtual meeting format only, conducted by live webcast. To attend the virtual annual meeting, visit https://web.lumiagm.com/253024847 (password: impinj2022) and be sure to have your control number available. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES. 1. Election of Directors: NOMINEES: Daniel Gibson Umesh Padval Steve Sanghi Cathal Phelan Meera Rao Please note that you cannot use this notice to vote by mail. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3. 3. To approve, on an advisory basis, of the compensation of our named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF ONCE EVERY ONE YEAR ON PROPOSAL 4. 4. To approve, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5. 5. To approve a stockholder proposal regarding proxy access.